                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2002, except for Note 6 as to which the date is March 26, 2002 and Note 1 under the heading "Management's Plans" and
Note 8 as to which the date is November 19, 2002, in the Registration Statement (Form S-3) and related Prospectus of ViroLogic, Inc. for the registration of 14,935,106 shares of its common stock.

    We also consent to the incorporation by reference therein of our report dated February 7, 2002, except for Notes 6 and 8 as to which the date is March 26, 2002, with respect to the financial statement schedule of ViroLogic, Inc. for the years ended December 31, 1999, 2000 and 2001 included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Palo Alto, California
February 5, 2003